EXHIBIT 99.1

LHC Group Announces Fourth Quarter and Full-Year 2014 Results

LAFAYETTE, La., Feb. 25, 2015 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health, hospice and comprehensive post-acute healthcare services, today announced its financial results for the three months and year ended December 31, 2014.

Financial Results for the Fourth Quarter

  Net service revenue for the fourth quarter of 2014 was $193.4 million.
  Net income attributable to LHC Group for the fourth quarter of 2014 was $5.5 million, or $0.32 per diluted share.
  Adjusted net income attributable to LHC Group for the fourth quarter of 2014 was $7.7 million, or $0.45 per diluted share. (1)

Financial Results for the Year

  Net service revenue for the year ended December 31, 2014, was $733.6 million.
  Net income attributable to LHC Group for the year ended December 31, 2014, was $21.8 million, or $1.26 per diluted share.
  Adjusted net income attributable to LHC Group for the year ended December 31, 2014, was $24.0 million, or $1.39 per diluted share. (1)

(1) See "Reconciliation of Non-GAAP Measures - Adjusted net income attributable to LHC Group" to GAAP results on page 9

Commenting on the results, Keith G. Myers, LHC Group's chairman and CEO, said, "We are pleased with our operating results and the overall performance of our company and our team in 2014. Our focus on reducing overhead costs, combined with the investments we've made in point-of-care technology over the past several years, is allowing us to operate more efficiently and improve clinical outcomes through more meaningful coordination and collaboration with physicians, hospitals, and other healthcare providers in the continuum or care."

Myers added, "As we celebrate our first 20 years and look forward to the next chapter in our company's story, our proven healthcare delivery model, combined with our unique hospital joint venture strategy, positions us well to take advantage of the unprecedented growth opportunities ahead and to be at the forefront of change as our country moves toward a more integrated healthcare delivery system.

FY 2015 Guidance

Fiscal year net service revenue is expected to be in the range of $755 million to $775 million, and fully diluted earnings per share are expected to be in the range of $1.50 to $1.70.

This guidance does not take into account the impact of other future reimbursement changes, if any, future acquisitions or share repurchases, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call

LHC Group will host a conference call Thursday, February 26, 2015, at 11:00 a.m. Eastern time to discuss its fourth quarter and full-year 2014 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, March 5, 2015, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 62252687. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour after the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of post-acute healthcare services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice and community‑based services agencies in its home-based and hospice-based divisions and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	Dec. 31, 2014	Dec. 31, 2013
ASSETS
Current assets:
Cash	$ 531	$ 14,014
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $18,582 and $14,334, respectively	97,498	88,964
Other receivables	1,334	608
Amounts due from governmental entities	1,164	1,234
Total receivables, net	99,996	90,806
Deferred income taxes	11,381	9,251
Prepaid income taxes	3,093	4,069
Prepaid expenses	8,724	6,966
Other current assets	3,777	4,449
Receivable due from insurance carrier	7,850	–
Total current assets	135,352	129,555
Property, building and equipment, net of accumulated depreciation of $44,683 and $40,935, respectively	34,787	31,052
Goodwill	240,019	194,893
Intangible assets, net of accumulated amortization of $6,560 and $4,518, respectively	79,685	62,184
Other assets	1,896	4,542
Total assets	$ 491,739	$ 422,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$ 19,278	$ 17,217
Salaries, wages and benefits payable	22,466	31,927
Self-insurance reserve	6,559	5,862
Current portion of long-term debt	230	249
Amounts due to governmental entities	4,459	4,391
Legal settlement payable	7,850	–
Total current liabilities	60,842	59,646
Deferred income taxes	33,592	29,060
Income tax payable	3,415	3,415
Revolving credit facility	60,000	22,000
Long-term debt, less current portion	778	963
Total liabilities	158,627	115,084
Noncontrolling interest- redeemable	11,517	11,258
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 22,015,211 and 21,801,634 shares issued in 2014 and 2013, respectively	220	218
Treasury stock – 4,734,363 and 4,693,647 shares at cost, respectively	(35,660)	(34,715)
Additional paid-in capital	108,708	103,972
Retained earnings	245,371	223,534
Total LHC Group, Inc. stockholders' equity	318,639	293,009
Noncontrolling interest- non-redeemable	2,956	2,875
Total stockholders' equity	321,595	295,884
Total liabilities and stockholders' equity	$ 491,739	$ 422,226

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net service revenue	$ 193,371	$ 165,280	$ 733,632	$ 658,283
Cost of service revenue	112,792	95,241	434,775	383,464
Gross margin	80,579	70,039	298,857	274,819
Provision for bad debts	4,081	4,096	15,780	13,929
General and administrative expenses	61,287	54,806	233,945	213,633
Impairment of intangibles and other	3,646	520	3,646	520
Operating income	11,565	10,617	45,486	46,737
Interest expense	(625)	(440)	(2,486)	(1,995)
Non-operating income	106	79	265	263
Income from continuing operations before income taxes and noncontrolling interest	11,046	10,256	43,265	45,005
Income tax expense	3,314	3,623	14,513	15,859
Income from continuing operations	7,732	6,633	28,752	29,146
Less net income attributable to noncontrolling interests	2,198	1,664	6,915	6,804
Net income attributable to LHC Group, Inc.'s common stockholders	$ 5,534	$ 4,969	$ 21,837	$ 22,342

Earnings per share – basic:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.32	$ 0.29	$ 1.27	$ 1.31

Earnings per share – diluted:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.32	$ 0.29	$ 1.26	$ 1.30

Weighted average shares outstanding:
Basic	17,274,677	17,096,360	17,229,026	17,049,794
Diluted	17,419,423	17,228,499	17,315,333	17,132,751

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2014	2013
Operating activities
Net income	$ 28,752	$ 29,146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,571	8,325
Provision for bad debts	15,780	13,929
Stock based compensation expense	4,094	3,886
Deferred income taxes	2,402	2,351
Impairment of intangibles and other	3,650	520
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(16,372)	(18,961)
Prepaid expenses and other assets	191	(749)
Prepaid income taxes	911	3,299
Accounts payable and accrued expenses	(10,460)	4,395
Net amounts due to/from governmental entities	138	(226)
Net cash provided by operating activities	38,657	45,915

Investing activities
Cash paid for acquisitions, primarily goodwill and intangible assets	(73,933)	(26,920)
Purchases of property, building and equipment	(8,105)	(8,343)
Net cash (used in) investing activities	(82,038)	(35,263)

Financing activities
Proceeds from line of credit	75,000	73,000
Payments on line of credit	(37,000)	(70,500)
Excess tax benefits from vesting of stock awards	124	18
Proceeds from employee stock purchase plan	782	786
Proceeds from debt issuance	–	1,212
Payments on debt	(202)	–
Noncontrolling interest distributions	(6,843)	(8,126)
Payment of deferred financing fees	(852)	–
Purchase of additional controlling interest	(359)	(1,879)
Sale of noncontrolling interest	193	–
Redemption of treasury shares	(945)	(869)
Net cash provided by (used in) financing activities	29,898	(6,358)
Change in cash	(13,483)	4,294
Cash at beginning of period	14,014	9,720
Cash at end of period	$ 531	$ 14,014

Supplemental disclosures of cash flow information
Interest paid	$ 2,461	$ 1,961
Income taxes paid	$ 11,781	$ 21,606

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)
	Three Months Ended December 31, 2014
	Home-Based Services	Hospice Services	Facility-Based Services	Total
Net service revenue	$ 157,076	$ 18,260	$ 18,035	$ 193,371
Cost of service revenue	91,294	10,325	11,173	112,792
Provision for bad debts	3,470	442	169	4,081
General and administrative expenses	51,085	4,888	5,314	61,287
Impairment of intangibles and other	3,269	202	175	3,646
Operating income	7,958	2,403	1,204	11,565
Interest expense	(499)	(63)	(63)	(625)
Non-operating income	100	3	3	106
Income from continuing operations before income taxes and noncontrolling interest	7,559	2,343	1,144	11,046
Income tax expense	2,341	558	415	3,314
Income from continuing operations	5,218	1,785	729	7,732
Less net income attributable to noncontrolling interests	1,756	294	148	2,198
Net income attributable to LHC Group, Inc.'s common stockholders	$ 3,462	$ 1,491	$ 581	$ 5,534
Total assets	$ 420,538	$ 34,847	$ 36,354	$ 491,739

	Three Months Ended December 31, 2013
	Home-Based Services	Hospice Services	Facility-Based Services	Total
Net service revenue	$ 132,266	$ 15,184	$ 17,830	$ 165,280
Cost of service revenue	75,521	8,754	10,966	95,241
Provision for bad debts	3,619	428	49	4,096
General and administrative expenses	45,026	4,350	5,430	54,806
Impairment of intangibles and other	344	175	1	520
Operating income	7,756	1,477	1,384	10,617
Interest expense	(332)	(64)	(44)	(440)
Non-operating income	48	5	26	79
Income from continuing operations before income taxes and noncontrolling interest	7,472	1,418	1,366	10,256
Income tax expense	2,552	728	343	3,623
Income from continuing operations	4,920	690	1,023	6,633
Less net income attributable to noncontrolling interests	1,179	279	206	1,664
Net income attributable to LHC Group, Inc.'s common stockholders	$ 3,741	$ 411	$ 817	$ 4,969
Total assets	$ 356,842	$ 29,073	$ 36,311	$ 422,226

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)
(Unaudited)

	Year Ended December 31, 2014
	Home-Based Services	Hospice Services	Facility-Based Services	Total
Net service revenue	$ 592,664	$ 67,621	$ 73,347	$ 733,632
Cost of service revenue	349,467	39,804	45,504	434,775
Provision for bad debts	13,945	909	926	15,780
General and administrative expenses	193,832	18,882	21,231	233,945
Impairment of intangibles and other	3,269	202	175	3,646
Operating income	32,151	7,824	5,511	45,486
Interest expense	(1,988)	(249)	(249)	(2,486)
Non-operating income	203	43	19	265
Income from continuing operations before income taxes and noncontrolling interest	30,366	7,618	5,281	43,265
Income tax expense	11,104	1,955	1,454	14,513
Income from continuing operations	19,262	5,663	3,827	28,752
Less net income attributable to noncontrolling interests	5,085	1,122	708	6,915
Net income attributable to LHC Group, Inc.'s common stockholders	$ 14,177	$ 4,541	$ 3,119	$ 21,837
Total assets	$ 420,538	$ 34,847	$ 36,354	$ 491,739

	Year Ended December 31, 2013
	Home-Based Services	Hospice Services	Facility-Based Services	Total
Net service revenue	$ 526,719	$ 56,172	$ 75,392	$ 658,283
Cost of service revenue	304,987	34,212	44,265	383,464
Provision for bad debts	11,628	1,215	1,086	13,929
General and administrative expenses	176,074	16,210	21,349	213,633
Impairment of intangibles and other	344	175	1	520
Operating income	33,686	4,360	8,691	46,737
Interest expense	(1,600)	(200)	(195)	(1,995)
Non-operating income	142	26	95	263
Income from continuing operations before income taxes and noncontrolling interest	32,228	4,186	8,591	45,005
Income tax expense	12,545	1,797	1,517	15,859
Income from continuing operations	19,683	2,389	7,074	29,146
Less net income attributable to noncontrolling interests	4,596	956	1,252	6,804
Net income attributable to LHC Group, Inc.'s common stockholders	$ 15,087	$ 1,433	$ 5,822	$ 22,342
Total assets	$ 356,842	$ 29,073	$ 36,311	$ 422,226

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Key Data:
Home-Based Services:
Home Health
Locations	276	255	276	255
Acquired	2	1	40	23
De novo	–	–	3	–
Divested/Consolidated	(11)	–	(22)	–
Total new admissions	34,329	29,565	133,054	121,750
Medicare new admissions	23,404	20,384	90,490	83,507
Average daily census	36,153	32,940	35,299	34,074
Average Medicare daily census	26,781	25,183	26,336	25,845
Medicare completed and billed episodes	46,726	43,232	182,896	170,898
Average Medicare case mix for completed and billed Medicare episodes(1)	1.01	1.30	0.99	1.27
Average reimbursement per completed and billed Medicare episodes	$ 2,445	$ 2,413	$ 2,397	$ 2,423
Total visits	1,012,677	896,385	3,911,293	3,579,291
Total Medicare visits	750,924	682,641	2,912,440	2,707,119
Average visits per completed and billed Medicare episodes	16.1	15.8	15.9	15.8
Organic growth:(2)
Net revenue	2.0%	-5.6%	1.4%	-2.9%
Net Medicare revenue	-0.8%	-3.0%	-0.4%	-0.7%
Total new admissions	4.5%	-0.8%	1.6%	3.6%
Medicare new admissions	3.0%	-0.6%	1.2%	3.7%
Average daily census	-0.7%	-5.0%	-3.5%	-1.1%
Average Medicare daily census	-3.1%	-3.5%	-4.1%	-0.5%
Medicare completed and billed episodes	-1.2%	-0.2%	0.9%	1.2%

Community-Based Services:
Locations	13	8	13	8
Acquired	–	–	5	–
De novo	–	1	1	1
Divested/Consolidated	(1)	–	(1)	–
Average daily census	1,240	439	984	420
Billable hours	304,618	39,561	911,217	153,559
Revenue per billable hour	$ 30.99	$ 21.03	$ 30.40	$ 20.88

Hospice-Based Services:
Locations	38	34	38	34
Acquired	–	–	6	2
De novo	1	–	1	–
Divested/Consolidated	1	–	(3)	–
Admissions	1,412	1,180	5,546	4,916
Average daily census	1,387	1,208	1,343	1,143
Patient days	127,633	111,107	490,252	417,069
Average revenue per patient day	$ 143	$ 137	$ 138	$ 135

Facility-Based Services:
Long-term Acute Care
Locations	8	9	8	9
Patient days	15,589	15,116	62,352	61,838
Average revenue per patient day	$ 1,115	$ 1,132	$ 1,130	$ 1,162

(1) The Centers for Medicare and Medicaid Services (CMS) updated the Medicare Home Health Prospective Payment System effective January 1, 2014, which reduced the average case-mix weight for 2014 from 1.3464 to 1.0000. To offset the effect of resetting the case mix average to 1.000, CMS upwardly adjusted the national, standardized 60-day episode payment rate by the same factor that it used to decrease the weights from $2,137.73 in 2013 to $2,869.27 in 2014.
(2) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHC GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands)
(Unaudited)
	Three Months Ended Dec. 31, 2014	Year Ended Dec. 31, 2014
Net income attributable to LHC Group, Inc.'s common stockholders	$ 5,534	$ 21,837

Add (net of tax):
Disposal costs on closures of underperforming locations (1)	954	954
Intangible impairment (2)	1,230	1,230
Restructure Severance (3)	369	369
Lease terminations (4)	289	289
Less:
Tax benefit (5)	(657)	(657)
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$ 7,719	$ 24,022

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
(Unaudited)

	Three Months Ended Dec. 31, 2014	Year Ended Dec. 31, 2014
Net income attributable to LHC Group, Inc.'s common stockholders per diluted share	$ 0.32	$ 1.26

Add:
Disposal costs on closures of underperforming locations (1)	0.06	0.06
Intangible impairment (2)	0.07	0.07
Restructure Severance (3)	0.02	0.02
Lease terminations (4)	0.02	0.02
Less:
Tax benefit (5)	(0.04)	(0.04)
Adjusted net income attributable to LHC Group, Inc.'s common stockholders per diluted share	$ 0.45	$ 1.39

(1) Disposal costs related to the closures of underperforming locations
(2) Impairment to intangibles for write-down of carrying value of an acquired trade name.
(3) Severances associated with reduction of staff related to point of care rollout.
(4) Charges associated with lease terminations for closed/consolidated locations.
(5) A reduction to tax expense from the identification of additional deductions in 2014 as well as the retroactive reinstatement of the WOTC program.
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com